Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Effective Registration Statement for Common Shares

SPOKANE, Wash.--(BUSINESS WIRE)--November 12, 2010--Sterling Financial Corporation (NASDAQ:STSA), (“Sterling”), the bank holding company of Sterling Savings Bank today announced that its registration statement relating to the offer and sale of shares of common stock issued in conjunction with the recapitalization of Sterling was declared effective by the Securities and Exchange Commission. The registration covers the offer and sale by certain selling shareholders from time to time of up to 4,208,437,677 shares of Sterling's common stock, having no par value per share, and two series of warrants to purchase a total of 179,687,677 shares of Sterling's common stock.

Any offer or sale will be made solely by means of a written prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering may be obtained from: Investor Relations, Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington, 99201. Telephone: (509) 227-5388 or (800) 336-6610, extension 1363.

This report and the press release attached hereto shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank. The bank is state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations throughout Washington, Oregon, Idaho, Montana and California.

CONTACT:
Investor Contacts:
Sterling Financial Corporation
EVP/Chief Financial Officer
Daniel G. Byrne, 509-458-3711
or
Sterling Financial Corporation
EVP/Investor & Corporate Relations
David Brukardt, 509-863-5423
or
Media Contact:
Sterling Financial Corporation
VP/Communications and Public Affairs Director
Cara Coon, 509-626-5348